              EXECUTIVE INDEXED COMPENSATION BENEFITS AGREEMENT

        This Agreement is made and entered into effective as of ______________, 1998 by and between Heritage Bank of Commerce, a bank chartered under the laws of the State of California (the "Employer"), and Richard L. Conniff, an individual residing in the State of California (the "Executive").

                                 R E C I T A L S

        WHEREAS, the Executive is an employee of the Employer, serving since April 30, 1998;

        WHEREAS, the Employer desires to establish a compensation benefit program as a fringe benefit for executive officers of the Employer in order to attract and retain individuals with extensive and valuable experience in the banking industry;

        WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

        WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain fringe benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment; and

        WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive, or to the Executive's spouse or the Executive's designated beneficiaries, as the case may be;

        NOW, THEREFORE, in consideration of the services to be performed by the Executive in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                A G R E E M E N T

        10      TERMS AND DEFINITIONS.

                1.1. ADMINISTRATOR. The Employer shall be the "Administrator" and, solely for the purposes of ERISA as defined in subparagraph 1.9 below, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

                1.2. APPLICABLE PERCENTAGE. The term "Applicable Percentage" shall mean that percentage adjacent to a calendar period listed on Schedule "A" attached hereto, which percentage shall remain in effect until an adjustment occurs on each succeeding calendar period during the term of employment. Notwithstanding the foregoing or the percentages set forth on Schedule "A," but subject to all other terms and conditions set forth herein, the "Applicable Percentage" shall be: (i) provided payments have not yet begun hereunder, one hundred percent (100%) upon the occurrence of an event of termination described in subparagraph 5.4 pursuant to a "Change in Control" as defined in subparagraph
1.4 below, or the Executive's death, or Disability as defined in subparagraph
1.6 below, which death or Disability occurs prior to the termination of the Executive's employment by the Employer; and (ii) notwithstanding subclause (i) of this subparagraph 1.2, zero percent (0%) in the event the Executive takes any intentional action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary. Furthermore, notwithstanding the foregoing, or anything contained in this Agreement to the contrary, in the event the Executive takes any intentional action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary: (1) the Executive's estate or designated beneficiary shall no longer be entitled to receive any of the amounts payable under the terms of this Agreement, and (2) the Employer shall have the right to recover from Executive's estate all of the amounts paid to the Executive's estate (with respect to amounts paid prior to Executive's death or paid to Executive's estate) or designated beneficiary (with respect to amounts paid to the designated beneficiary) pursuant to the terms of this Agreement prior to and after Executive's death.

                1.3. BENEFICIARY. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Schedule "C," to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof, completed and signed by the Executive and is received by the Administrator prior to the Executive's death.

                1.4. CHANGE IN CONTROL. The term "Change in Control" shall mean the occurrence of any of the following events with respect to the Employer (with the term "Employer" being defined for purposes of determining whether a "Change in Control" has occurred to include any parent bank holding company organized at the direction of the Employer to own 100% of the Employer's outstanding common stock): (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over the Employer or any stock exchange on which the Employer's shares are listed which requires the reporting of a change in control; (ii) any merger, consolidation or reorganization of the Employer in which the Employer does not survive; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Employer having an aggregate fair market value of fifty percent (50%) of the total value of the assets of the Employer, reflected in the most recent balance sheet of the Employer; (iv) a transaction whereby any "person" (as such term is used in the Exchange Act) or any individual, corporation, partnership, trust or any other entity becomes the beneficial owner, directly or indirectly, of securities of the Employer representing twenty-five percent (25%) or more of the combined voting power of the Employer's then outstanding securities; or (v) a situation where, in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Employer's shareholders, of each new director is approved by a vote of at least three-quarters (3/4) of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing or anything else contained herein to the contrary, there shall not be a "Change of Control" for purposes of this Agreement if the event which would otherwise come within the meaning of the term "Change of Control" involves (i) a reorganization at the direction of the Employer solely to form a parent bank holding company which owns 100% of the Employer's common stock following the reorganization, or (ii) an Employee Stock Ownership Plan sponsored by the Employer or its parent holding company which is the party that acquires "control" or is the principal participant in the transaction constituting a "Change in Control," as described above.

                1.5. THE CODE. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

                1.6. DISABILITY/DISABLED. The term "Disability" or "Disabled" shall mean bodily injury or disease (mental or physical) which wholly and continuously prevents the performance of duty for at least three months including, without limitation, the total irrecoverable loss of the sight in both eyes or the loss by severance of both hands at or above the wrist or of both feet at or above the ankle or of one hand at or above the wrist and one foot at or above the ankle.

                1.7. EARLY RETIREMENT DATE. The term "Early Retirement Date" shall mean the Retirement, as defined below, of the Executive on a date which occurs prior to the Executive attaining sixty-two (62) years of age, but after the Executive has attained fifty-five (55) years of age.

                1.8. EFFECTIVE DATE. The term "Effective Date" shall mean the date first written above.

                1.9. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                1.10. EXECUTIVE BENEFITS. The term "Executive Benefits" shall mean the benefits determined in accordance with Schedule "B", and reduced to the extent: (i) required under the other provisions of this Agreement, including, but not limited to, Paragraphs 5, 6 and 7 hereof; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; or (iii) required in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

                1.11. PLAN YEAR. The term "Plan Year" shall mean the Employer's fiscal year.

                1.12. RETIREMENT. The term "Retirement" or "Retires" shall refer to the date which the Executive acknowledges in writing to Employer to be the last day the Executive will provide any significant personal services, whether as an employee or independent consultant or contractor, to Employer. For purposes of this Agreement, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period.

                1.13. SURVIVING SPOUSE. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive's death.

                1.14. TERMINATION FOR CAUSE. The term "Termination for Cause" shall mean termination of the employment of the Executive by reason of any of the following:

                        (a) A termination "for cause" as this term may be defined in any written employment agreement entered into by and between the Employer and the Executive;

                        (b) The willful breach of duty by the Executive in the course of his employment;

                        (c) The habitual neglect by the Executive of his employment responsibilities and duties;

                        (d) The Executive's deliberate violation of (i) any state or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Employer, or (ii) of the rules or regulations of the California Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation or any other regulatory agency or governmental authority having jurisdiction over the Employer, which has a material adverse effect upon the Employer;

                        (e) The determination by a state or federal banking agency or other governmental authority having jurisdiction over the Employer that the Executive is not suitable to act in the capacity for which he is employed by the Employer;

                        (f) The Executive's conviction of any felony or a crime involving moral turpitude or a fraudulent or dishonest act; or

                        (g) The Executive's disclosure without authority of any secret or confidential information not otherwise publicly available concerning the Employer or taking any action which the Employer's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or inducement of any customer to breach any contract with the Employer.

        20      SCOPE, PURPOSE AND EFFECT.

                2.1. CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart and shall have no effect on or be affected by, the terms and provisions of said Employment Agreement.

                2.2. FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

        30      PAYMENTS UPON EARLY RETIREMENT OR RETIREMENT AND AFTER
RETIREMENT.

                3.1. PAYMENTS UPON EARLY RETIREMENT. The Executive shall have the right to Retire on a date which constitutes an Early Retirement Date as defined in subparagraph 1.7 above. In the event the Executive elects to Retire on a date which constitutes an Early Retirement Date, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Early Retirement Date occurs or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of said Early Retirement Date, payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until the Executive's death in the case of the Index Benefit defined in Schedule "B".

                3.2. PAYMENTS UPON RETIREMENT. If the Executive shall remain in the continuous employment of the Employer until attaining sixty-two (62) years of age, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive Retires or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of said Retirement date, payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until the Executive's death in the case of the Index Benefit defined in Schedule "B". At the Employer's sole and absolute discretion, the Employer may increase the Executive Benefits as and when the Employer determines the same to be appropriate.

                3.3. PAYMENTS IN THE EVENT OF DEATH AFTER RETIREMENT. The Employer agrees that if the Executive Retires, but shall die before receiving all of the Executive Benefits Payments specified in Schedule "B", the Employer agrees to pay the Applicable Percentage of the Executive Benefits to the Executive's designated beneficiary in lump sum. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

        40      PAYMENTS IN THE EVENT DEATH OR DISABILITY OCCURS PRIOR TO
RETIREMENT.

                4.1. PAYMENTS IN THE EVENT OF DEATH PRIOR TO RETIREMENT. If the Executive dies at any time after the Effective Date of this Agreement, but prior to Retirement, the Employer agrees to pay the Applicable Percentage of the Executive Benefits to the Executive's designated beneficiary in lump sum. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

                4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Executive becomes Disabled at any time after the Effective Date of this Agreement but prior to Retirement, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive becomes Disabled, payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until the Executive's death in the case of the Index Benefit defined in Schedule "B".

        50      PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED PRIOR TO
RETIREMENT. As indicated in subparagraph 2.1 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated, other than by reason of death, Disability or Retirement, prior to the Executive's attaining sixty-two (62) years of age, then this Agreement shall terminate upon the date of such termination of employment; provided, however, that the Executive shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding the Executive's termination:

                5.1. TERMINATION WITHOUT CAUSE. If the Executive's employment is terminated by the Employer without cause, and such termination is not subject to the provisions of subparagraph 5.4 below, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains fifty-five (55) years of age or any month thereafter, as requested in writing by the Executive and delivered to the Employer or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-two (62) years of age. The installments shall be payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until the Executive's death in the case of the Index Benefit defined in Schedule "B".

                5.2. VOLUNTARY TERMINATION BY THE EXECUTIVE. If the Executive's employment is terminated by voluntary resignation, and such resignation is not subject to the provisions of subparagraph 5.4 below, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains fifty-five (55) years of age or any month thereafter, as requested in writing by the Executive and delivered to the Employer or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-two (62) years of age. The installments shall be payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until the Executive's death in the case of the Index Benefit defined in Schedule "B".

                5.3. TERMINATION FOR CAUSE. The Executive agrees that if the Executive's employment with the Employer is terminated "for cause," as defined in subparagraph 1.14 of this Agreement, the Executive shall forfeit any and all rights and benefits the Executive may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Executive by the Employer pursuant to the terms of this Agreement.

                5.4. TERMINATION BY THE EMPLOYER ON ACCOUNT OF OR AFTER A CHANGE IN CONTROL. In the event: (i) the Executive's employment with the Employer is terminated by the Employer in conjunction with, or by reason of, a "Change in Control" (as defined in subparagraph 1.4 above); or (ii) by reason of the Employer's actions any adverse and material change occurs in the scope of the Executive's position, responsibilities, duties, salary, benefits, or location of employment after a "Change in Control" occurs; or (iii) the Employer causes an event to occur which reasonably constitutes or results in a demotion, a significant diminution of responsibilities or authority, or a constructive termination (by forcing a resignation or otherwise) of the Executive's employment after a "Change in Control" occurs, then the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined above, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains fifty-five (55) years of age or any month thereafter, as requested in writing by the Executive and delivered to the Employer or its successor thirty
(30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-two (62) years of age. The installments shall be payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until the Executive's death in the case of the Index Benefit defined in Schedule "B".

                5.5. PAYMENTS IN THE EVENT OF DEATH FOLLOWING TERMINATION. If the Executive dies prior to receiving all of the Executive Benefits described in this Paragraph 5 to which the Executive is entitled, then the Employer will make such payments to the Executive's designated beneficiary in lump sum. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

        60      SECTION 280G BENEFITS REDUCTION. The Executive acknowledges and agrees that the parties have entered into this Agreement based upon certain financial and tax accounting assumptions. Accordingly, with full knowledge of the potential consequences the Executive agrees that, notwithstanding anything contained herein to the contrary, in the event that any payment or benefit received or to be received by the Executive, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Employer (together with the Executive Benefits, the "Total Payments"), will not be deductible (in whole or in part) as a result of Code Section 280G or other applicable provisions of the Code, the Total Payments shall be reduced until no portion of the Total Payments is nondeductible as a result of Section 280G or such other applicable provisions of the Code. For purposes of this limitation:

                        (a) No portion of the Total Payments, the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of any future Executive Benefits payments, shall be taken into account;

                        (b) No portion of the Total Payments shall be taken into account, which in the opinion of the tax counsel selected by the Employer and acceptable to the Executive, does not constitute a "parachute payment" within the meaning of Section 280G of the Code;

                        (c) Any reduction of the Total Payments shall be applied to reduce any payment or benefit received or to be received by the Executive pursuant to the terms of this Agreement and any other plan, arrangement or agreement with the Employer in the order determined by mutual agreement of the Employer and the Executive;

                        (d) Future payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (a) or (b) above in their entirety) constitute reasonable compensation for services actually rendered within the meaning of Section 280G of the Code, in the opinion of tax counsel referred to in clause (b) above; and

                        (e) The value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by independent auditors selected by the Employer and acceptable to the Executive in accordance with the principles of Section 280G of the Code.

        70      RIGHT TO DETERMINE FUNDING METHODS. The Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, the Executive's spouse or the Executive's beneficiaries under the terms of this Agreement. In the event that the Employer elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Employer shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Employer further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to fund its obligations under this Agreement, at any time, in whole or in part. Consistent with Paragraph 9 below, neither the Executive, the Executive's spouse nor the Executive's beneficiaries shall have any right, title or interest in or to any funding source or amount utilized by the Employer pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Employer's obligations pursuant to this Agreement. In connection with the foregoing, the Executive agrees to execute such documents and undergo such medical examinations or tests which the Employer may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the Employer's acquisition of any policy of insurance or annuity. Furthermore, a refusal by the Executive to consent to, participate in and undergo any such medical examinations or tests shall result in the immediate termination of this Agreement and the immediate forfeiture by the Executive, the Executive's spouse and the Executive's beneficiaries of any and all rights to payment hereunder.

        80      CLAIMS PROCEDURE. The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive, the Executive's spouse, or the Executive's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse or the Executive's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Executive, the Executive's spouse or the Executive's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

        90      STATUS AS AN UNSECURED GENERAL CREDITOR. Notwithstanding
anything contained herein to the contrary: (i) neither the Executive, the Executive's spouse or the Executive's designated beneficiaries shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer as a result of this Agreement; (ii) none of the Employer's assets shall be held in or under any trust for the benefit of the Executive, the Executive's spouse or the Executive's designated beneficiaries or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive, the Executive's spouse and the Executive's designated beneficiaries shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

                Notwithstanding subparagraphs (i) through (v) above, the Employer and the Executive acknowledge and agree that upon request of the Executive at any time during the term of this Agreement, a Rabbi Trust (the "Trust") shall be established upon such terms and conditions as may be mutually agreeable between the Employer and the Executive in order to permit the Employer to make contributions and/or transfer assets to the Trust to discharge its obligations pursuant to this Agreement. The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Employer to be used exclusively for discharge of the Employer's obligations pursuant to this Agreement and shall continue to be subject to the claims of the Employer's general creditors until paid to the Executive or its beneficiaries in such manner and at such times as specified in this Agreement.

        100     DISCRETION OF BOARD TO ACCELERATE PAYOUT. Notwithstanding any of
the other provisions of this Agreement, the Board of Directors of the Employer may, if determined in its sole and absolute discretion to be appropriate, accelerate the payment of the amounts due under the terms of this Agreement, provided that Executive (or Executive's spouse or designated beneficiaries): (i) consents to the revised payout terms determined appropriate by the Employer's Board of Directors; and (ii) does not negotiate or in anyway influence the terms of proposed altered/accelerated payout (said decision to be made solely by the Employer's Board of Directors and offered to the Executive [or Executive's spouse or designated beneficiaries] on a "take it or leave it basis").

        110     MISCELLANEOUS.

                11.1. OPPORTUNITY TO CONSULT WITH INDEPENDENT ADVISORS. The Executive acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Executive's right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes,

Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other term or provision of this Agreement. The Executive further acknowledges and agrees that the Employer shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for the Executive, himself, and his heirs, beneficiaries, legal representatives, agents, successors, and assigns to claim or assert liability on the part of the Employer related to the matters described above in this subparagraph 11.1. The Executive further acknowledges and agrees that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

                11.2. ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), located in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), located in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in San Jose, California, unless otherwise agreed to by the parties.

                11.3. ATTORNEYS' FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

                11.4. NOTICE. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

                        If to the Employer:       Heritage Bank of Commerce
                                                  150 Almaden Boulevard
                                                  San Jose, California  95113

                                                  Attn: President

                         If to the Executive:     Richard L. Conniff
                                                  1128 Thountree Court
                                                  San Jose, California  95120

                11.5. ASSIGNMENT. Neither the Executive, the Executive's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive, the Executive's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and unenforceable without the prior written consent of the Employer. The Employer's consent, if any, to one or more assignments or transfers shall not obligate the Employer to consent to or be construed as the Employer's consent to any other or subsequent assignment or transfer.

                11.6. BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

                11.7. NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

                11.8. PARTIAL INVALIDITY. If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

                11.9. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                11.10. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

                11.11. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

                11.12. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                11.13. GOVERNING LAW. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of the California Commissioner of Financial Institutions and the Federal Deposit Insurance Corporation, shall govern the validity, interpretation, construction and effect of this Agreement.

        IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of San Jose, Santa Clara County, California.


THE EMPLOYER                            THE EXECUTIVE


Heritage Bank of Commerce

By:
   --------------------------------     ----------------------------------------
   John E. Rossell                               Richard L. Conniff
   President and Chief
   Executive Officer

                                   SCHEDULE A

       CALENDAR PERIOD                                      APPLICABLE PERCENTAGE
       ---------------                                      ---------------------

       April 30, 1998 to April 29, 2001....................        0.00%

       April 30, 2001 to April 29, 2002....................       36.00%

       April 30, 2002 to April 29, 2003....................       48.00%

       April 30, 2003 to April 29, 2004....................       60.00%

       April 30, 2004 to April 29, 2005....................       72.00%

       April 30, 2005 to April 29, 2006....................       84.00%

       April 30, 2006 and Thereafter.......................      100.00%

See subparagraph 1.2 of the Agreement for a definition and discussion of the Applicable Percentage.

                                   SCHEDULE B

                               EXECUTIVE BENEFITS

1.      Executive Benefits Determination.

        The Executive Benefits shall be determined based upon the following:

        a.      Benefit Account:

                A Benefit Account shall be established as a liability reserve account on the books of the Employer for the benefit of the Executive. Prior to the date on which the Executive becomes eligible to receive payments under the Agreement, such Benefit Account shall be increased (or decreased) each Plan Year (including the Plan Year in which the Executive ceases to be employed by the Employer) by an amount equal to the annual earnings or loss for that Plan Year determined by the Index (described in subparagraph c below), less the Opportunity Cost (described in subparagraph d below) for that Plan Year.

        b.      Index Benefit:

                After the date on which the Executive becomes eligible to receive payments under the Agreement, the Index Benefit for the Executive for any Plan Year shall be determined by subtracting the Opportunity Cost for that Plan Year from the earnings, if any, established by the Index.

        c.      Index:

                The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the Effective Date.

                Insurance Company: Canada Life Assurance Company\US2650871 Transamerica Assurance Company\50323952

                If such contracts of life insurance are actually purchased by the Employer, then the actual policies as of the dates purchased shall be used in calculations to determine the Index and Opportunity Cost. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Employer shall receive and use annual policy illustrations that assume the above described policies were purchased from the above named insurance company(ies) on the Effective Date to calculate the amount of the Index and Opportunity Cost.

        d.      Opportunity Cost:

                The Opportunity Cost for any Plan Year shall be calculated by multiplying (a) the sum of (i) the total amount of premiums set forth in the insurance policies described above, (ii) the amount of any Index Benefits (described at subparagraph b above), and
                (iii) the amount of all previous years after-tax Opportunity Costs; by (b) the average annualized after-tax cost of funds calculated using a one-year U.S. Treasury Bill as published in the Wall Street Journal. The applicable tax rate used to calculate the Opportunity Cost shall be the Employer's marginal tax rate until the Executive's Retirement, or other termination of service (including a Change in Control). Thereafter, the Opportunity Cost shall be calculated with the assumption of a marginal forty-two percent (42%) corporate tax rate each year regardless of whether the actual marginal tax rate of the Employer is higher or lower.

-----------------------------------------------------------------------------------------------
                                             EXAMPLE
                                         INDEX BENEFITS

-----------------------------------------------------------------------------------------------
   [n]             [A]               [B]              [C]              [D]
                                    INDEX
               VALUE OF LIFE       [Annual      OPPORTUNITY COST
              CASH SURRENDER       Policy         A(0) = premium       ANNUAL       CUMULATIVE
END OF         VALUE OF LIFE       Income]      A(0)+C(n-1)x.05x       BENEFIT        BENEFIT
 YEAR        INSURANCE POLICY    A(n)-A(n-1)          (1-42%)            B-C          D+D(n-1)
-----------------------------------------------------------------------------------------------

    0           $1,000,000           --                --               --            --
-----------------------------------------------------------------------------------------------
    1           $1,050,000         $50,000          $29,000          $21,000        $21,000
-----------------------------------------------------------------------------------------------
    2           $1,102,500         $52,500          $29,841          $22,659        $43,659
-----------------------------------------------------------------------------------------------
    3           $1,157,625         $55,125          $30,706          $24,419        $68,078
-----------------------------------------------------------------------------------------------
    .
    .
    .
-----------------------------------------------------------------------------------------------

Assumptions:    Initial Insurance = $1,000,000
                Effective Tax Rate = 42%
                One Year US Treasury Yield = 5%

2.      Executive Benefits Payments.

        The Executive shall be entitled to payment of the Applicable Percentage of (i) the balance in the Benefit Account in installments upon the terms as specified in the Agreement, and (ii) the Index Benefit for each Plan Year payable in installments until the Executive's death.

                                   SCHEDULE C

                             BENEFICIARY DESIGNATION

        To the Administrator of the Heritage Bank of Commerce Executive Indexed Compensation Benefits Agreement:

        Pursuant to the Provisions of my Executive Indexed Compensation Benefits Agreement with Heritage Bank of Commerce, permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

PRIMARY BENEFICIARY:

----------------------   --------------------   -----------------------------
Name                            Address                  Relationship

SECONDARY (CONTINGENT) BENEFICIARY:

----------------------   --------------------   -----------------------------
Name                            Address                  Relationship

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.

        The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Executive Indexed Compensation Benefits Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event, the remaining unpaid benefit payable according to the terms of my Executive Indexed Compensation Benefits Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Executive Indexed Compensation Benefits Agreement.

Dated:  ____________, 1998              ----------------------------------------
                                          Richard L. Conniff

CONSENT OF THE EXECUTIVE'S SPOUSE
TO THE ABOVE BENEFICIARY DESIGNATION:

        I, Sandra L. Conniff, being the spouse of Richard L. Conniff, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Executive Indexed Compensation Benefits Agreement entered into by my spouse effective as of ____________, 1998. I understand that the above Beneficiary Designation may affect certain rights which I may have in the benefits provided for under the terms of the Executive Indexed Compensation Benefits Agreement and in which I may have a marital property interest.


Dated:  ____________, 1998

---------------------------------
Sandra L. Conniff

                                   SCHEDULE D

                              DISTRIBUTION ELECTION

Pursuant to the Provisions of my Executive Indexed Compensation Benefits Agreement with Heritage Bank of Commerce, I hereby elect to have any distribution of the balance in my Benefit Account paid to me in installments as designated below:

        -- thirty-six (36) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

        -- sixty (60) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

        -- one hundred twenty (120) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

        -- one hundred eighty (180) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

        Dated: _____________, 1998

        Signed:
               -----------------------------------
                Richard L. Conniff

                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                    AGREEMENT

Insurer/Policy Number: Canada Life Assurance Company\US2650871
                       Transamerica Assurance Company\50323952

Bank: Heritage Bank of Commerce

Insured: Richard L. Conniff

Relationship of Insured to Bank: Executive Officer

Date: _____________, 19__

The respective rights and duties of the Bank and the Insured in the above policy(ies) (the "Policy") shall be as follows:

I.      DEFINITIONS

        Refer to the Policy provisions for the definition of all terms in this Agreement.

II.     POLICY TITLE AND OWNERSHIP

        Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw the Policy cash values. Where the Bank and the Insured (or beneficiary[ies] or assignee[s], with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.    BENEFICIARY DESIGNATION RIGHTS

        The Insured (or beneficiary[ies] or assignee[s]) shall have the right and power to designate a beneficiary or beneficiaries to receive his share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.     PREMIUM PAYMENT METHOD

        The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to maintain the Policy in force.

V.      TAXABLE BENEFIT

        Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income received each year on Form W-2 or its equivalent.

VI.     DIVISION OF DEATH PROCEEDS

        Subject to Paragraph VII herein, the division of the death proceeds of the Policy is as follows:

        1. The Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the Policy.

        2.      The Bank shall be entitled to the remainder of such proceeds.

        3. The Bank and the Insured (or beneficiary[ies] or assignee[s]) shall share in any interest due on the death proceeds on a pro rata basis in the ratio that the proceeds due the Bank and the Insured, respectively, bears to the total proceeds, excluding any such interest.

VII.    DIVISION OF CASH SURRENDER VALUE

        The Bank shall at all times be entitled to an amount equal to the Policy's cash value, as that term is defined in the Policy, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable Policy surrender charges. Such cash value shall be determined as of the date of surrender of the Policy or death of the Insured as the case may be.

VIII.   PREMIUM WAIVER

        If the Policy contains a premium waiver provision, any such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.     RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

        In the event the Policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the Policy's cash value. Such endowment proceeds or annuity benefits shall be treated like death proceeds for the purposes of division under this Agreement.

X.      TERMINATION OF AGREEMENT

        This Agreement shall terminate at the option of the Bank following thirty (30) days written notice to the Insured upon the happening of any one of the following:

        1. The Insured's right to receive benefits under that certain Executive Indexed Compensation Benefits Agreement effective as of ____________, 19___ shall terminate for any reason other than the Insured's death, or

        2. The Insured shall be discharged from service with the Bank for cause. The term "for cause" shall mean:

                a. A termination "for cause" as this term may be defined in any written employment agreement entered into by and between the Bank and the Insured;

                b. The willful breach of duty by the Insured in the course of his employment;

                c. The habitual neglect by the Insured of his employment responsibilities and duties;

                d. The Insured's deliberate violation of (i) any state or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Bank, or (ii) of the rules or regulations of the California Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation or any other regulatory agency or governmental authority having jurisdiction over the Bank, which has a material adverse effect upon the Bank;

                e. The determination by a state or federal banking agency or other governmental authority having jurisdiction over the Bank that the Insured is not suitable to act in the capacity for which he is employed by the Bank;

                f. The Insured's conviction of any felony or a crime involving moral turpitude or a fraudulent or dishonest act; or

                g. The Insured's disclosure without authority of any secret or confidential information not otherwise publicly available concerning the Bank or taking any action which the Bank's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or inducement of any customer to breach any contract with the Bank.

        Upon such termination, the Insured (or beneficiary[ies] or assignee[s]) shall have a ninety (90) day option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

        1. The Bank's share of the cash value of the Policy on the date of such assignment, as defined in this Agreement.

        2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

        Should the Insured (or beneficiary[ies] or assignee[s]) fail to exercise this option within the prescribed ninety (90) day period, the Insured (or beneficiary[ies] or assignee[s]) agrees that all of his or her rights, interest and claims in the Policy shall terminate as of the date of the termination of this Agreement.

        Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.     INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

        The Insured may not, without the prior written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the Policy nor any rights, options, privileges or duties created under this Agreement.

XII.    AGREEMENT BINDING UPON THE PARTIES

        This Agreement shall be binding upon the Insured and the Bank, and their respective heirs, successors, personal representatives and assigns, as applicable.

XIII.   NAMED FIDUCIARY AND PLAN ADMINISTRATOR

        The Bank is hereby designated the "Named Fiduciary" until resignation or removal by its Board of Directors. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of this Agreement as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operations responsibilities of this Agreement, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIV.    FUNDING POLICY

        The funding Policy for this Agreement shall be to maintain the Policy in force by paying, when due, all premiums required.

XV.     CLAIM PROCEDURES

        Claim forms or claim information as to the subject Policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the Policy, it should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

        In the event that a claim is not eligible under the Policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the Policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, it should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XVI.    GENDER

        Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVII.   INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

        The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as set forth herein upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

IN WITNESS WHEREOF, the Insured and a duly authorized Bank officer have signed this Agreement as of the above written date.


HERITAGE BANK OF COMMERCE               INSURED


---------------------------------       --------------------------------
                                        Richard  L. Conniff

                          BENEFICIARY DESIGNATION FORM

PRIMARY DESIGNATION:

        NAME                                   RELATIONSHIP
        ----                                   ------------

-----------------------------           ---------------------------------------

-----------------------------           ---------------------------------------

-----------------------------           ---------------------------------------

CONTINGENT DESIGNATION:

-----------------------------           ---------------------------------------

-----------------------------           ---------------------------------------

-----------------------------           ---------------------------------------

_____________________________           ______________, 19__